Registration No. 33-50116, Filed July 29, 1992

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Protein Design Labs, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-3023969

(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

34801 Campus Drive
Fremont, California 94555

(Address of principal executive offices) (Zip code)

Protein Design Labs, Inc.
Outside Directors Stock Option Plan

(Full title of the plan)

Douglas O. Ebersole
Senior Vice President, Legal and Corporate Development and Secretary
Protein Design Labs, Inc.
34801 Campus Drive
Fremont, California 94555

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (510) 474-1400

This Post-Effective Amendment No. 1 to the Registration Statement shall hereafter become effective in accordance with Rule 464 promulgated under the Securities Act of 1933, as amended.

TRANSFER OF UNUSED SHARES

     Pursuant to Registration Statement No. 33-501165 on Form S-8, Protein Design Labs, Inc., a Delaware corporation (the “Company”), registered 200,000 shares (800,000 shares post-split) of its Common Stock, $0.01 par value per share, issuable under the Protein Design Labs, Inc. Outside Directors Stock Option Plan (the “Predecessor Plan”). The Predecessor Plan terminated on October 20, 2002, and the Company has determined that a total of 240,000 of such registered shares (the “Unused Shares”) will not be issued under the Predecessor Plan. The Company has established effective as of June 20, 2002, the Protein Design Labs, Inc. 2002 Outside Directors Stock Option Plan (the “Successor Plan”). The Company hereby transfers the Unused Shares from the Predecessor Plan to the Successor Plan.

SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fremont, California on March 28, 2003.

PROTEIN DESIGN LABS, INC.

By:	/s/ Douglas O. Ebersole

Douglas O. Ebersole, Senior Vice President, Legal and Corporate Development

SIGNATURES AND POWER OF ATTORNEY

     The officers and directors of Protein Design Labs, Inc. whose signatures appear below, hereby constitute and appoint Mark McDade and Douglas O. Ebersole, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on March 28, 2003.

Signature	Title

/s/ Mark McDade Mark McDade	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Robert L. Kirkman Robert L. Kirkman	Vice President, Business Development and Corporate Communications (Principal Accounting Officer)

/s/ Laurence Jay Korn Laurence Jay Korn	Chairman of the Board

/s/ Jon S. Saxe Jon S. Saxe	Director

/s/ Cary L. Queen Cary L. Queen	Director

/s/ George M. Gould George M. Gould	Director

/s/ Max Link Max Link	Director

/s/ Jürgen Drews Jürgen Drews	Director

L. Patrick Gage	Director